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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      GREAT WESTERN FINANCIAL CORPORATION
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               (Name of Registrant as Specified In Its Charter)

                           H. F. AHMANSON & COMPANY
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:


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                    [LETTERHEAD OF H.F. AHMANSON & COMPANY]

                                                                    May 21, 1997

Dear Great Western Stockholder:

  We ask you to answer this simple question: Has the Great Western Board of Directors been acting in your best interests in its unwavering commitment to Washington Mutual?

                    THE AHMANSON MERGER IS THE BETTER MERGER

  In reaching your answer, you should consider that H. F. Ahmanson & Company's proposal to acquire Great Western has CONSISTENTLY HAD A HIGHER VALUE ON ALL BUT FOUR DAYS OUT OF THE LAST TWO MONTHS, CARRIES LESS RISK, AND CREATES A MORE EFFICIENT FINANCIAL INSTITUTION WITH FAR STRONGER MARKET POSITION than the Great Western Board's proposed transaction with Washington Mutual.

 THE GREAT WESTERN BOARD: COMMITTED TO WASHINGTON MUTUAL...AT WHAT COST TO YOU?

  You should also consider whether the Great Western Board could possibly have had your best interests in mind when it took the following actions to prevent a level playing field on which to maximize stockholder value:

  .  It had discussions with at least two bidders, but not with Ahmanson.

  .  It had negotiations with Washington Mutual, but not with Ahmanson.

  . It provided material information to Washington Mutual, but not to Ahmanson.

  .  It sought to block or delay regulatory approvals for Ahmanson.

  . It publicly vilified Ahmanson in an effort to force it to terminate its bid.

  . It sought to stifle the ability of you, its stockholders, to express your views.

  . It ignored its own by-laws in an effort to force a vote on the Washington Mutual proposal before new directors committed to the best interests of Great Western stockholders can be elected.

  Through these extraordinary actions, the Great Western Board has created an UNLEVEL playing field that is designed to force you to accept an inferior offer.
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    THE GREAT WESTERN BOARD: PREFERENTIAL TREATMENT...AT WHAT COST TO YOU?

  Great Western has granted all but one of its directors extraordinarily preferential home mortgage loans, ranging in size from over $500,000 to about $2,500,000 and bearing interest rates that are only about 65% of arms-length market rates. With certain limited exceptions, federal law generally prohibits preferential loans by insured depository institutions to their directors. Because these loans were made by Great Western Financial Corporation (which is the parent of an insured depository institution but is not itself such an institution), they did not violate that law (and any prior suggestion to the contrary was inadvertent). However, based on the advice of Ahmanson's counsel and a review of proxy statements for other large thrifts, Ahmanson believes that a preferential loan program of this sort for outside directors is highly unusual (and perhaps unique) among major banks and thrifts and their holding companies.

  The Great Western Board that has compiled this record is the same Great Western Board that wants you to re-elect its directors and accept its recommendations.

  FORTUNATELY, YOU HAVE A BETTER CHOICE.

                 THE AHMANSON ALTERNATIVE: THREE SIMPLE STEPS

  There is a simple, direct path for you--the true owners of Great Western--to act in YOUR BEST INTERESTS and MAXIMIZE THE VALUE of your investment in Great
Western:

  Step 1: Vote the WHITE proxy card FOR the slate of directors committed to the maximization of stockholder value.

  Step 2: Vote the PINK proxy card AGAINST the Great Western Board's proposed merger with Washington Mutual when you receive it with Ahmanson's proxy materials.

  Step 3: Tender your Great Western shares into Ahmanson's Exchange Offer when it commences.

  Thank you for your support,

                                          Sincerely,

                                          /s/ Charles R. Rinehart

                                          Charles R. Rinehart
                                          Chairman and Chief Executive Officer

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                                   IMPORTANT

      Do not delay! Vote the WHITE and PINK proxy cards as soon as you receive them. If you have any questions or need assistance in completing the WHITE and PINK proxy cards, please contact:

                      [LOGO OF MACKENZIE PARTNERS, INC.]

                                156 Fifth Avenue
                            New York, New York 10010
                         (212) 929-5500 (call collect)
                                       or
                         CALL TOLL-FREE (800) 322-2885



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  SHARES OF GREAT WESTERN FINANCIAL CORPORATION ("GWF") COMMON STOCK HELD BY
H. F. AHMANSON & COMPANY ("AHMANSON"), ITS DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN EMPLOYEES, OTHER REPRESENTATIVES OF AHMANSON AND CERTAIN OTHER PERSONS WHO MAY SOLICIT PROXIES OR CONSENTS, AND CERTAIN TRANSACTIONS BETWEEN ANY OF THEM AND GWF

  Ahmanson and certain other persons named below may solicit proxies (a) to elect three nominees and one or more alternate nominees (the "Nominees") as directors of GWF at the annual meeting of stockholders of GWF to be held on a date to be announced (the "Annual Meeting") and (b) in favor of the adoption at the Annual Meeting of a non-binding stockholder resolution and seven proposals to amend the By-laws of GWF. Ahmanson and certain other persons named below are also soliciting consents from stockholders of GWF to approve proposals, without a stockholders' meeting, to adopt non-binding resolutions of stockholders and amendments to the By-laws of GWF. The participants in this solicitation may include Ahmanson; the directors of Ahmanson (Byron Allumbaugh, Harold A. Black, Richard M. Bressler, David R. Carpenter, Phillip
D. Matthews, Richard L. Nolan, Delia M. Reyes, Charles R. Rinehart, Frank M. Sanchez, Elizabeth A. Sanders, Arthur W. Schmutz, William D. Schulte, and Bruce G. Willison); the following executive officers and employees of Ahmanson or its subsidiaries: Kevin M. Twomey (Senior Executive Vice President and Chief Financial Officer), Madeleine A. Kleiner (Senior Executive Vice President, Chief Administrative Officer and General Counsel), Anne-Drue M. Anderson (Executive Vice President and Treasurer), Tim S. Glassett (First Vice President and Assistant General Counsel), Linda McCall (Senior Vice President and Director of Corporate Taxes), Stephen A. Swartz (Senior Vice President and Director of Investor Relations), Barbara Timmer (Senior Vice President and Director of Government and Legislative Affairs), Mary A. Trigg (Senior Vice President and Director of Public Relations), Eric Warmstein (Senior Vice President and Director of Corporate Development), Samantha Davies (Vice President of Public Relations), Adrian Rodriguez (Vice President of Public Relations), and Peter Bennett (Assistant Vice President of Public Relations); and the following Nominees: Lawrence A. Del Santo, Robert T. Gelber, Wolfgang Schoellkopt, Hugh M. Grant and John E. Merow.

  As of May 19, 1997, Ahmanson is the beneficial owner of 3,560,500 shares of GWF Common Stock. Other than Mr. Gelber, who owns 332 shares of GWF Common Stock, none of the Nominees is the beneficial owner of any GWF Common Stock.

  Other than set forth herein, as of May 19, 1997, neither Ahmanson nor any of its directors, executive officers or other representatives or employees of Ahmanson, any Nominees or other persons known to Ahmanson, who may solicit proxies has any security holdings in GWF. Ahmanson disclaims beneficial ownership of any securities of GWF held by any pension plan or other employee benefit plan of Ahmanson or by any affiliate of Ahmanson. Ahmanson further disclaims beneficial ownership of any securities of GWF held by any pension plan or other employee benefit plan of Ahmanson or by any affiliate of Ahmanson. Ahmanson further disclaims beneficial ownership of any securities of GWF held by Ahmanson or any of its subsidiaries for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business.

  Although Credit Suisse First Boston Corporation ("CSFB") and Montgomery Securities ("Montgomery"), financial advisors to Ahmanson, do not admit that they or any of their directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that such
Schedule 14A requires the disclosure of certain information concerning CSFB or Montgomery, CSFB and Montgomery may assist Ahmanson in such a solicitation. Each of CSFB and Montgomery engages
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in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of their respective businesses, each of CSFB and Montgomery may trade securities of GWF for their own account and the account of their customers and, accordingly, may at any time hold a long or short position in such securities. As of May 19, 1997, CSFB held a net long position of 10,124 shares of GWF common stock and Montgomery held no shares of GWF common stock.

  Except as disclosed above, to the knowledge of Ahmanson, none of Ahmanson, the directors or executive officers of Ahmanson, the employees or other representatives of Ahmanson who may participate in this solicitation or the nominees named above has any interest, direct or indirect, by security holdings or otherwise, in GWF.